                                                                    EXHIBIT 5(b)

                           REVOLVING CREDIT AGREEMENT



                           Dated as of March 27, 1997



                                      among



                       FLEXTRONICS INTERNATIONAL USA, INC.



                      THE FIRST NATIONAL BANK OF BOSTON and
       the other lending institutions set forth on Schedule 1 hereto, and


                       THE FIRST NATIONAL BANK OF BOSTON,
                                    as Agent


                                      with

                           BANCBOSTON SECURITIES INC.,
                                   as Arranger

                                TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION.....................................................         1
         1.1.  Definitions......................................................................         1
         1.2.  Rules of Interpretation..........................................................        14
2.  THE REVOLVING CREDIT FACILITY...............................................................        15
         2.1.  Commitment to Lend...............................................................        15
         2.2.  Commitment Fee...................................................................        16
         2.3.  Reduction of Total Commitment....................................................        16
                  2.3.1.  Optional Reduction....................................................        16
                  2.3.2.  Mandatory Reduction...................................................        16
         2.4.  The Revolving Credit Notes.......................................................        17
         2.5.  Interest on Revolving Credit Loans...............................................        17
         2.6.  Requests for Revolving Credit Loans..............................................        17
         2.7.  Conversion Options...............................................................        17
                  2.7.1.  Conversion to Different Type of Revolving Credit Loan.................        17
                  2.7.2.  Continuation of Type of Revolving Credit Loan.........................        18
                  2.7.3.  Eurodollar Rate Loans.................................................        18
         2.8.  Funds for Revolving Credit Loan..................................................        18
                  2.8.1.  Funding Procedures....................................................        18
                  2.8.2.  Advances by Agent.....................................................        19
         2.9.  Change in Borrowing Base.........................................................        19
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.....................................................        19
         3.1.  Maturity.........................................................................        19
         3.2.  Mandatory Repayments of Revolving Credit Loans...................................        19
         3.3.  Optional Repayments of Revolving Credit Loans....................................        20
4.  LETTERS OF CREDIT...........................................................................        20
         4.1.  Letter of Credit Commitments.....................................................        20
                  4.1.1.  Commitment to Issue Letters of Credit.................................        20
                  4.1.2.  Letter of Credit Applications.........................................        20
                  4.1.3.  Terms of Letters of Credit............................................        20
                  4.1.4.  Reimbursement Obligations of Banks....................................        21
                  4.1.5.  Participations of Banks...............................................        21
         4.2.  Reimbursement Obligation of the Borrower.........................................        21
         4.3.  Letter of Credit Payments........................................................        22
         4.4.  Obligations Absolute.............................................................        22
         4.5.  Reliance by Issuer...............................................................        22
         4.6.  Letter of Credit Fee.............................................................        22
5.  CERTAIN GENERAL PROVISIONS..................................................................        23
         5.1.  Closing Fee......................................................................        23
         5.2.  Agent's Fee......................................................................        23
         5.3.  Funds for Payments...............................................................        23
                  5.3.1.  Payments to Agent.....................................................        23
                  5.3.2.  No Offset, etc........................................................        24
         5.4.  Computations.....................................................................        24
         5.5.  Inability to Determine Eurodollar Rate...........................................        24
         5.6.  Illegality.......................................................................        25

                                      -ii-

         5.7.  Additional Costs, etc............................................................        25
         5.8.  Capital Adequacy.................................................................        26
         5.9.  Certificate......................................................................        27
         5.10.  Indemnity.......................................................................        27
         5.11.  Interest After Default..........................................................        27
         5.12.  Certain Bank Obligations........................................................        27
                  5.12.1.  Replacement Banks....................................................        27
                  5.12.2.  Mitigation...........................................................        28
                  5.12.3.  Filing Requirements..................................................        28
6.  COLLATERAL SECURITY AND GUARANTIES..........................................................        29
         6.1.  Security of Borrower.............................................................        29
         6.2.  Guarantees and Security of Subsidiaries..........................................        29
         6.3.  Change of Status.................................................................        29
7.  REPRESENTATIONS AND WARRANTIES..............................................................        29
         7.1.  Corporate Authority..............................................................        29
                  7.1.1.  Incorporation; Good Standing..........................................        29
                  7.1.2.  Authorization.........................................................        30
                  7.1.3.  Enforceability........................................................        30
         7.2.  Governmental Approvals...........................................................        30
         7.3.  Title to Properties; Leases......................................................        30
         7.4.  No Material Changes, etc; Solvency...............................................        31
                  7.4.1.  No Changes............................................................        31
                  7.4.2.  Solvency..............................................................        31
         7.5.  Franchises, Patents, Copyrights, etc.............................................        31
         7.6.  Litigation.......................................................................        31
         7.7.  No Materially Adverse Contracts, etc.............................................        31
         7.8.  Compliance with Other Instruments, Laws, etc.....................................        32
         7.9.  Tax Status.......................................................................        32
         7.10.  No Event of Default.............................................................        32
         7.11.  Holding Company and Investment Company Acts.....................................        32
         7.12.  Absence of Financing Statements, etc............................................        32
         7.13.  Perfection of Security Interest.................................................        32
         7.14.  Certain Transactions............................................................        33
         7.15.  Employee Benefit Plans..........................................................        33
                  7.15.1.  In General...........................................................        33
                  7.15.2.  Terminability of Welfare Plans.......................................        33
                  7.15.3.  Guaranteed Pension Plans.............................................        33
                  7.15.4.  Multiemployer Plans..................................................        34
         7.16.  Regulations U and X.............................................................        34
         7.17.  Environmental Compliance........................................................        34
         7.18.  Subsidiaries, etc...............................................................        36
         7.19.  Chief Executive Offices.........................................................        36
         7.20.  Fiscal Year.....................................................................        36
         7.21.  No Amendments to Certain Documents..............................................        36
         7.22.  Disclosure......................................................................        36
         7.23.  Insurance.......................................................................        36
8.  AFFIRMATIVE COVENANTS OF THE BORROWER.......................................................        37
         8.1.  Punctual Payment.................................................................        37

                                     -iii-

         8.2.  Maintenance of Office............................................................        37
         8.3.  Records and Accounts.............................................................        37
         8.4.  Financial Statements, Certificates and Information...............................        37
         8.5.  Notices..........................................................................        38
                  8.5.1.  Defaults..............................................................        38
                  8.5.2.  Environmental Events..................................................        38
                  8.5.3.  Notification of Claim against Collateral..............................        38
                  8.5.4.  Notice of Litigation and Judgments....................................        39
         8.6.  Corporate Existence; Maintenance of Properties...................................        39
         8.7.  Insurance........................................................................        39
         8.8.  Taxes............................................................................        39
         8.9.  Inspection of Properties and Books, etc..........................................        40
                  8.9.1.  General...............................................................        40
                  8.9.2.  Appraisals............................................................        40
                  8.9.3.  Communications with Accountants.......................................        40
         8.10.  Compliance with Laws, Contracts, Licenses, and Permits..........................        40
         8.11.  Employee Benefit Plans..........................................................        41
         8.12.  Use of Proceeds.................................................................        41
         8.13.  Fair Labor Standards Act........................................................        41
         8.14.  Recordation of Corporate Mortgage...............................................        41
         8.15.  Further Assurances..............................................................        42
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER..................................................        42
         9.1.  Distributions....................................................................        42
         9.2.  Compliance with Environmental Laws...............................................        42
         9.3.  Employee Benefit Plans...........................................................        42
         9.4.  Change in Terms of Capital Stock.................................................        43
         9.5.  Fiscal Year......................................................................        43
         9.6.  Transactions with Affiliates.....................................................        43
         9.7.  Inconsistent Agreements..........................................................        43
         9.8.  Change in Nature of Business.....................................................        44
         9.9.  Charter Amendments...............................................................        44
         9.10.  Limitations on Foreign Exchange Arrangements....................................        44
10.  CLOSING CONDITIONS.........................................................................        44
         10.1.  Loan Documents, etc.............................................................        44
         10.2.  Certified Copies of Charter Documents...........................................        44
         10.3.  Corporate Action................................................................        44
         10.4.  Incumbency Certificate..........................................................        44
         10.5.  Validity of Liens...............................................................        44
         10.6.  Perfection Certificates and UCC Search Results..................................        45
         10.7.  Certificates of Insurance.......................................................        45
         10.8.  Solvency Certificate............................................................        45
         10.9.  Opinion of Counsel..............................................................        45
         10.10.  Payment of Fees................................................................        45
         10.11.  Payoff Letter..................................................................        45
         10.12.  Disbursement Instructions......................................................        46
         10.13.  Borrowing Base Report..........................................................        46
         10.14.  Consents and Approvals.........................................................        46
11.  CONDITIONS TO ALL BORROWINGS...............................................................        46

                                      -iv-

         11.1.  Representations True; No Event of Default.......................................        46
         11.2.  No Legal Impediment.............................................................        46
         11.3.  Governmental Regulation.........................................................        46
         11.4.  Proceedings and Documents.......................................................        47
         11.5.  Exchange Limitations............................................................        47
         11.6.  Borrowing Base Report...........................................................        47
12.  EVENTS OF DEFAULT; ACCELERATION; ETC.......................................................        47
         12.1.  Events of Default and Acceleration..............................................        47
         12.2.  Termination of Commitments......................................................        49
         12.3.  Remedies........................................................................        50
         12.4.  Currency Conversion.............................................................        50
         12.5.  Distribution of Collateral Proceeds.............................................        51
13.  SETOFF.....................................................................................        51
14.  THE AGENT..................................................................................        52
         14.1.  Authorization...................................................................        52
         14.2.  Employees and Agents............................................................        53
         14.3.  No Liability....................................................................        53
         14.4.  No Representations..............................................................        53
         14.5.  Payments........................................................................        53
                  14.5.1.  Payments to Agent....................................................        54
                  14.5.2.  Distribution by Agent................................................        54
                  14.5.3.  Delinquent Banks.....................................................        54
         14.6.  Holders of Revolving Credit Notes...............................................        54
         14.7.  Indemnity.......................................................................        55
         14.8.  Agent as Bank...................................................................        55
         14.9.  Resignation.....................................................................        55
         14.10.  Notification of Defaults and Events of Default.................................        55
15.  EXPENSES...................................................................................        55
16.  INDEMNIFICATION............................................................................        56
17.  SURVIVAL OF COVENANTS, ETC.................................................................        57
18.  ASSIGNMENT AND PARTICIPATION...............................................................        57
         18.1.  Conditions to Assignment by Banks...............................................        57
         18.2.  Certain Representations and Warranties; Limitations; Covenants..................        58
         18.3.  Register........................................................................        59
         18.4.  New Notes.......................................................................        59
         18.5.  Participations..................................................................        59
         18.6.  Disclosure......................................................................        60
         18.7.  Assignee or Participant Affiliated with the Borrower............................        60
         18.8.  Miscellaneous Assignment Provisions.............................................        60
         18.9.  Assignment by Borrower..........................................................        61
19.  NOTICES, ETC...............................................................................        61
20.  GOVERNING LAW..............................................................................        61
21.  HEADINGS...................................................................................        62
22.  COUNTERPARTS...............................................................................        62
23.  ENTIRE AGREEMENT, ETC......................................................................        62
24.  WAIVER OF JURY TRIAL.......................................................................        62
25.  CONSENTS, AMENDMENTS, WAIVERS, ETC.........................................................        62
26.  SEVERABILITY...............................................................................        63

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                                      -v-

27.  CONFIDENTIALITY............................................................................        63

                         List of Schedules and Exhibits

     Schedule 1              Banks; Bank Commitments; Commitment Percentages
     Schedule 7.3            Liens to Properties; Leases
     Schedule 7.7            Litigation
     Schedule 7.17           Environmental Matters
     Schedule 7.18           Subsidiaries
     Schedule 7.23           Insurance

     Exhibit A               Form of Borrowing Base Report
     Exhibit B               Form of Revolving Credit Note
     Exhibit C               Form of Loan Request
     Exhibit D               Form of Compliance Certificate
     Exhibit E               Form of Assignment and Acceptance

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of March 27, 1997 by and among FLEXTRONICS INTERNATIONAL, USA, INC. (the "Borrower"), a California corporation with its principal place of business at 2441 Lundy Avenue, San Jose, California 95131, THE FIRST NATIONAL BANK OF BOSTON, a national banking association and the other lending institutions listed on Schedule 1 and THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. All rights of FIL or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of FIL or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors (except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions), all as recorded on books of account in accordance with generally accepted accounting principles.

         Acquisition Closing Date. The first date on which the conditions set forth in the Asset Purchase Agreement have been satisfied and the Ericsson Acquisition has occurred.

         Acquisition Documents. Collectively, the Asset Purchase Agreement and all agreements and documents required to be entered into or delivered pursuant thereto or in connection with the Ericsson Acquisition.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 8.4(a).

         Affiliate. Any Person, other than a wholly-owned Subsidiary, that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. The First National Bank of Boston acting as agent for the Banks.

         Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the

Applicable Margin shall be the applicable margin set forth below with respect to FIL's Leverage Ratio, as determined for the fiscal period of the FIL and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.

----------------------------------------------------------------------------------------------------
                                        BASE RATE     EURODOLLAR       COMMITMENT         LETTER OF
     LEVEL        LEVERAGE RATIO          LOANS       RATE LOANS        FEE RATE         CREDIT FEES
----------------------------------------------------------------------------------------------------
        I     Less than 1.50:1.00           0           62.50            25.00              62.50
----------------------------------------------------------------------------------------------------
       II     Equal to or greater           0           87.50            25.00              87.50
              than 1.50:1.00 but
              less than 2.00:1.00
----------------------------------------------------------------------------------------------------
      III     Equal to or greater           0           112.50           25.00              112.50
              than 2.00:1.00 but
              less than 2.50:1.00
----------------------------------------------------------------------------------------------------
       IV     Equal to or greater           0           162.50           37.50              162.50
              than 2.50:1.00 but
              less than 3.00:1.00
----------------------------------------------------------------------------------------------------
       V      Equal to or greater           0           200.00           37.50              200.00
              than 3.00:1.00 but
              less than 3:50:1.00
----------------------------------------------------------------------------------------------------
       VI     Equal to or greater           0           237.50           50.00              237.50
              than 3.50:1.00 but
              less than 4.00:1.00
----------------------------------------------------------------------------------------------------
      VIi     Equal to or greater           0           275.50           50.00              275.50
              than 4.00:1.00
----------------------------------------------------------------------------------------------------

         Notwithstanding the foregoing, (a) for purposes of interest on Revolving Credit Loans outstanding, the Letter of Credit Fees and the Commitment Fee Rate payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending June 30, 1997, the Applicable Margin shall be the highest Applicable Margin set forth above, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 8.4(a) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be at the highest Applicable Margin set forth above.

         Asset Purchase Agreement. The Asset Transfer Agreement dated as of February 12, 1997 between Ericsson and Flextronics Sweden, together with all schedules, exhibits and annexes thereto.

         Assignment and Acceptance.  See Section 18.1.

         Astron Consideration Shares. The ordinary shares of FIL allotted and to be issued to the Vendors on June 30, 1998 pursuant to the Astron Sales Agreement.

         Astron Sales Agreement. The Agreement dated January 6, 1996 among the Vendors and FIL relating to the sale and purchase of the issued share capital of Astron Group Limited.

         Balance Sheet Date.  March 31, 1996.

         Banks. FNBB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 18.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

         Borrower. As defined in the preamble hereto.

         Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 8.4(e), which is equal to the sum of:

         (a) seventy percent (70%) of Eligible Accounts Receivable for which invoices have been issued and are payable and which have not otherwise been included in the FIL Borrowing Base; plus

         (b) twenty percent (20%) of the net book value (determined on a first in first out basis at lower of cost or market) of Eligible Inventory which has not otherwise been included in the FIL Borrowing Base provided, however, at such time as the FIL Term Loan has been indefeasibly repaid in full in cash, the Borrowing Base shall equal the Total Commitment.

         Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of FIL and in substantially the form of Exhibit A hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See Section 7.18.

         Closing Date. The first date on which the conditions set forth in
Section 10 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

         Code.  The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrower and the Guarantors that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee Rate. As referred to as such in the table contained in the definition of Applicable Margin.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Compliance Certificate.  See Section 8.4(a).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of FIL and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Net Income (or Deficit). With respect to FIL and its Subsidiaries for any period, the consolidated net income (or deficit) of FIL and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

         Consolidated Total Interest Expense. With respect to FIL and its Subsidiaries for any period, the aggregate amount of interest required to be paid or accrued by FIL and its Subsidiaries during such period on all Indebtedness of FIL and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money but excluding any closing fees, structuring fees, arrangement fees, accounting and other transactions costs that have been or are capitalized.

         Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with Section 2.7.

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Default.  See Section 12.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

         EBITDA. With respect to FIL and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication,
(a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, (d) Consolidated Total Interest Expense paid or accrued during such period, (e) the aggregate amount of the Rees Payments made during such period and (f) fiscal quarter losses for FIL's 1997 fiscal year from discontinued operations in the aggregate amounts not to exceed $569,000 for the fiscal quarter ended June 30, 1996, $1,013,000 for the fiscal quarter ended September 30, 1996, $2,039,000 for the fiscal quarter ended December 31, 1996, $3,441,000 for the fiscal quarter ended December 31, 1996 relating to the Texas plant closure and the amounts in the fiscal quarter ending March 31, 1997 related to the Singapore consolidation, the Ericsson Acquisition transaction costs and plant closings and other extraordinary expenses up to a maximum aggregate amount of $5,000,000.

         Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) which are classified as "accounts receivable" on FIL's balance sheet, less the aggregate amount of all such Accounts Receivable which FIL has written off or otherwise reasonably and in good faith determines to be uncollectible.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Eligible Inventory. With respect to FIL or any of its Subsidiaries, finished goods, work in progress and raw materials and component parts inventory owned by FIL or any of its Subsidiaries and which is classified as "inventory" on FIL's balance sheet, less the amount of such Eligible Inventory which FIL reasonably determines has been damaged or otherwise unsaleable.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any Subsidiary, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws.  See Section 7.18(a).

         Ericsson. Ericsson Business Networks AB, a company duly incorporated and existing under the laws of Sweden.

         Ericsson Acquisition. The acquisition by Flextronics Sweden on the Acquisition Closing Date of certain of the assets of Ericsson consisting primarily of Ericsson's business in Vedeby and Verko which includes the manufacturing of complete integrated information networks for voice, data and multimedia in wired and mobile applications pursuant to the Acquisition Documents.

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or a Subsidiary under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default. See Section 12.1.

         Excluded Subsidiaries. Collectively, Astron Technologies Ltd., Flextronics Industrial (Shenzhen) Limited, Flextronics Computer (Shekou) Limited, Zhuhai Daomen Chao Yi Technology Co. Ltd., Zhuhai Daomen Chao Yi Electronics Co. Ltd., Flex Asia (UK) Ltd. and any other Subsidiary of FIL formed or acquired after the Closing Date and which are not required to become a Guarantor pursuant to Section 8.5 hereof and which does not elect to become a Guarantor pursuant to Section 6 hereof; provided, however, to the extent any Person which is an Excluded Subsidiary hereunder subsequently elects to become a Guarantor hereunder and complies with Section 6.3 hereof, such Person shall cease being an Excluded Subsidiary hereunder on the date all the conditions of
Section 6.3 have been satisfied.

         Fee Letter. The fee letter dated as of March 18, 1997 by and among the Borrower, FIL, the Agent and BancBoston Securities Inc., as the same may be amended, supplemented, restated or otherwise modified from time to time.

         FIL. Flextronics International Ltd., a Singapore limited liability company and the parent the Borrower.

         FIL Borrowing Base. The "Borrowing Base" as such term is defined in the FIL Credit Agreement.

         FIL Agent. As defined in the definition of FIL Credit Agreement.

         FIL Banks. As defined in the definition of FIL Credit Agreement.

         FIL Credit Agreement. The Revolving Credit and Term Loan Agreement dated as of March 27, 1997 by and among FIL, FNBB and the other lending institutions party thereto (collectively, the "FIL Banks") and The First National Bank of Boston as agent for the FIL

Banks (in such capacity, the "FIL Agent"), as the same may be amended and in effect from time to time.

         FIL Guarantees. The "Guarantees" as such term is defined in the FIL Credit Agreement.

         FIL Guarantors. Collectively, the Borrower and each of the Guarantors other than FIL, which FIL Guarantors have guaranteed to the FIL Agent and the FIL Banks all of FIL's obligations to the FIL Agent and the FIL Banks under the FIL Credit Agreement.

         FIL Guaranty. The Guaranty, in form and substance satisfactory to the Agent and the Banks, dated or to be dated on or prior to the Closing Date, made by FIL in favor of the Banks and the Agent pursuant to which FIL guaranties to the Banks and the Agent the payment and performance of the Obligations of the Borrower.

         FIL Letter of Credit Applications. The "Letter of Credit Applications" as such term is defined in the FIL Credit Agreement.

         FIL Letters of Credit. The "Letters of Credit" as such term is defined in the FIL Credit Agreement.

         FIL Loan Documents. The FIL Credit Agreement, the FIL Notes, the FIL Letter of Credit Application, the FIL Letters of Credit, the Fee Letter, and the FIL Security Documents.

         FIL Notes. The "Revolving Credit Notes" and the "Term Notes" as such terms are defined in the FIL Credit Agreement.

         FIL Obligations. The "Obligations" as such term is defined in the FIL Credit Agreement.

         FIL Revolver. The "Revolving Credit Loans" (as such term is defined in the FIL Credit Agreement) made by the FIL Banks to FIL pursuant to the FIL Credit Agreement.

         FIL Security Documents. The "Security Documents" as such term is defined in the FIL Credit Agreement.

         FIL Term Loan. The "Term Loan" as such term is defined in the FIL Credit Agreement.

         Flextronics Holdings. Flextronics Holding AB, a company duly incorporated and existing under the laws of Sweden and a wholly-owned Subsidiary of FIL.

         Flextronics Singapore. Flextronics Singapore Pte Ltd., a company incorporated in Singapore and a wholly-owned Subsidiary of FIL.

         Flextronics Sweden. Flextronics International Sweden AB, a company duly incorporated and existing under the laws of Sweden, and a wholly-owned Subsidiary of Flextronics Holdings.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         generally accepted accounting principles. (a) When used in calculating the Leverage Ratio, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of FIL reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of FIL adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantees. Collectively, each of the Guarantees, including without limitation the FIL Guaranty, in form and substance satisfactory to the Agent and the Banks, dated or to be dated on or prior to the Closing Date, or such later date as contemplated by Section 6.3 or Section 9.5.2 hereof, made by each Guarantor in favor of the Banks and the Agent pursuant to which such Guarantor guaranties to the Banks and the Agent, among other things, the payment and performance of the Obligations of the Borrower.

         Guarantors. FIL and each Subsidiary of FIL other than the Excluded Subsidiaries.

         Hazardous Substances. See Section 7.18(b).

         Indebtedness. With respect to any Person, whether recourse is to all or a portion of the assets of such Person or non-recourse, and whether or not contingent, the following (without duplication): (a) all indebtedness of such Person for borrowed money or credit obtained, whether current or funded, secured or unsecured, recourse or non-recourse, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, whether or not represented by a note or other security (other than in respect of any trade payable to a Person other than a Subsidiary of the Borrower which is not overdue for more than ninety days incurred in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to the repurchase, repossession or sale of such property), (e) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (f) all Capitalized Lease and Synthetic Lease obligations, (g) any liability of such Person, whether contingent or otherwise, in respect of banker's acceptances, letters of credit or similar facilities issued for the account of such Person, (h) all other indebtedness secured by any mortgage, pledge, security interest, or other consensual lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, (i) all obligations to purchase, redeem, retire, defease or otherwise make any payment in cash (including any mandatory dividends or Distributions) in respect of any capital stock or any warrants, rights or options to acquire such capital stock, except to the extent considered an Investment; (j) any interest swap obligations or currency hedge obligations of such Person, determined on mark-to-market basis. at the time of determination, (k) all Indebtedness of others referred to in clauses (a) through (j) above guaranteed directly or indirectly in any manner, or in effect guaranteed directly or indirectly through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (l) all Indebtedness of the type referred to in clauses (a) through (j) above of another Person which is secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any lien on (or other right of recourse to or against) property (including without limitation accounts and contract rights) or assets of such Person even though such Person has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three
(3) months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

         Letter of Credit. See Section 4.1.1.

         Letter of Credit Application. See Section 4.1.1.

         Letter of Credit Fee. See Section 4.6.

         Letter of Credit Participation. See Section 4.1.4.

         Leverage Ratio. As at any date of determination, the ratio of (a) Total Funded Indebtedness of FIL and its Subsidiaries outstanding on such date to (b) the EBITDA of FIL and its Subsidiaries for the period of four (4) consecutive fiscal quarters (treated as a single accounting period) most recently ended on such date.

         Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, the Security Trust Deed and the Security Documents.

         Loan Request. See Section 2.6.

         Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) percent of the Total Commitment.

         Material Adverse Effect. A material adverse effect on (a) the business, assets, condition (financial or otherwise), or properties of the Borrower and its Subsidiaries taken as a whole, or the Collateral, (b) the rights and remedies of the Agent or any Bank under any of the Loan Documents or (c) the ability of the Borrower or any of its Subsidiaries to perform their respective Obligations under the Loan Documents.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower, the Guarantors and their respective Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Application, Letter of Credit, or arising or incurred in connection with any interest rate protection arrangements entered into by such Person or any documents, agreements or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

         outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. Collectively, the Perfection Certificate and Collateral Certificates dated as of the date hereof, executed by each of the Borrower and each Guarantor and in form and substance satisfactory to the Agent and the Banks.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Rate Adjustment Period. See the definition of Applicable Margin.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

         Rees Payment. All payments or other amounts due at any time by FIL or any of its Subsidiaries to Stephen Rees pursuant to that certain (a) Services Agreement dated February 2, 1996 between the Borrower, Astron Technologies Limited and Stephen Rees in the form delivered to the Agent on or prior to the Closing Date and (b) the Supplemental Services

Agreement dated February 2, 1996 between Astron Group Limited and Stephen Rees in the form delivered to the Agent on or prior to the Closing Date.

         Reference Bank. FNBB.

         Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2.

         Revolving Credit Loan Maturity Date.  March 24, 2000.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes.  See Section 2.4.

         Security Agreements. Collectively, the several Security Agreements, Charges, Debentures, Mortgages and Corporate Mortgages, each dated or to be dated on or prior to the Closing Date, between the Borrower and each of the Guarantors and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Security Documents. The Guarantees, the Security Agreements and the Stock Pledge Agreements.

         Security Trust Deed. The Trust Deed dated March 27, 1997 by and among the Borrower, FIL, the FIL Agent and the Agent.

         Stock Pledge Agreements. Collectively, (a) the Charge Over Shares by FIL Flextronics Singapore Pte Ltd, Flextronics de Mexico, S.A. de C.V., Flextronics Holdings UK Limited, the Borrower and Astron Technologies Ltd.; (b) the Charge Over Shares by Flextronics Singapore Pte Ltd. in Flextronics International Marketing (L) Ltd.; (c) the Share Security Deed over the shares of Flextronics Manufacturing (HK) Ltd. by FIL; (d) the Pledge Agreement regarding the shares of Flextronics Holdings executed by Flextronics Holdings UK Limited;
(e) the Pledge Agreement regarding the shares of Flextronics Sweden executed by Flextronics Holdings; and (f) the Charge over Shares in Astron Group Limited by Flextronics Manufacturing (HK) Ltd, each dated as of a date on or prior to the Closing Date and each in form and substance satisfactory to the Banks and the Agent.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Synthetic Lease. Any lease or similar arrangements entered into by any Person in connection with the acquisition or lease of real property, fixtures or other Capital Assets which is treated in accordance with generally accepted accounting principles as an operating for accounting purposes, but as a Capitalized Lease for tax purposes.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Funded Indebtedness. All Indebtedness of FIL and its Subsidiaries for borrowed money (including without limitation, all guarantees by such Person of Indebtedness of others for borrowed money), purchase money Indebtedness and with respect to Capitalized Lease, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, for purposes of the Leverage Ratio hereof, Total Funded Indebtedness shall not include that portion of the purchase price owing to the Vendors payable entirely by the Astron Consideration Shares and that portion of the Rees Payment which is, as of the date of determination, payable entirely in FIL's ordinary shares.

         Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

         Vendors. Collectively, Alberton Holding Limited and Omac Sales Limited.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total Commitment and (b) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 10 and Section 11, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the applicable Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3.  REDUCTION OF TOTAL COMMITMENT.

                  2.3.1. OPTIONAL REDUCTION. The Borrower shall have the right at any time and from time to time upon seven (7) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $500,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                  2.3.2. MANDATORY REDUCTION. The Total Commitment shall be automatically and irrevocable reduced pursuant to the requirements of
         Section 4.3.2 and Section 10.5.2 of the FIL Credit Agreement on the dates and in the amounts (the "Asset Reduction Amount") required by such Section 4.3.2 and Section 10.5.2. Upon such a reduction in the Total Commitment pursuant to such Section 4.3.2. or Section 10.5.2, the Commitment of each Bank shall be reduced pro rata in accordance with its Commitment Percentage of the Asset Reduction Amount. If, on the date of such reduction, the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations exceeds the Total Commitment in effect after giving effect to the reduction of the Total Commitment that occurred on such date pursuant to this Section 2.3.2, then the Borrower shall immediately pay the amounts of such excess to the Agent for the respective accounts of the Banks for application first to the Unpaid Reimbursement Obligations, second, to the Revolving Credit Loans, and third to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of March 27, 1997 and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit

Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 5.11,

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate plus the Applicable Margin.

                  (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan (if comprising a Eurodollar Rate Loan) and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

         2.7. CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and
         (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this
         Section 2.7 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof.

         2.8.  FUNDS FOR REVOLVING CREDIT LOAN.

                  2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 8.4(e).

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) Total Commitment and (b) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, but subject to Section 5.10. The Borrower shall give the Agent, no later than 12:00 noon, Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000 or a whole multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.

         4.1.  LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
         Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and
         (B) the Borrowing Base.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

         4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) without duplication for any amounts owing pursuant to Section 5.7 and Section 15 hereof, the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 12, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 one day after the Agent shall have provided the Borrower with notice that such amounts have become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.11 for overdue principal on the Revolving Credit Loans.

         4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

         4.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         4.6. LETTER OF CREDIT FEE. The Borrower shall pay quarterly in advance on the date of issuance or any extension or renewal of any Letter of Credit, and then on the last day of each calendar quarter for the next fiscal quarter and at such other time or times as such charges are customarily made by the Agent, a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit equal to the Applicable Margin then in effect for Letters of Credit times the aggregate available amount of such standby Letter of Credit plus the Agent's customary issuance fee of 0.125% of the available amount of such standby Letter of Credit, and (b) in respect of each documentary Letter of Credit equal to (i) the Applicable Margin then in effect for Letters of Credit times the aggregate available amount of such documentary Letter of Credit, plus (ii) the Agent's customary issuance fee or amendment fee, as the case may be, in an amount of 0.125% of the available amount of such documentary Letter of Credit plus (iii) the Agent's customary time negotiation fee per document examination, such Letter of Credit Fee (but not such issuance, amendment, negotiation or document examination fee) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         5. CERTAIN GENERAL PROVISIONS.

         5.1. CLOSING FEE. The Borrower agrees to pay to the Agent for the account of the Agent and the Arranger (as such term is defined in the Fee Letter) on the Closing Date a closing fee in the amount set forth in the Fee Letter.

         5.2. AGENT'S FEE. The Borrower shall pay to the Agent for the Agent's own account, an Agent's fee at the times and in the amounts set forth in the Fee Letter.

         5.3. FUNDS FOR PAYMENTS.

                  5.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, Commitment Fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  5.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, subject to Section 5.12 and Section 18.8 hereof, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         5.4. COMPUTATIONS. All computations of interests on the Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

         5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         5.7. ADDITIONAL COSTS, ETC. If any introduction, adoption or change in any applicable law or regulation, which expression, as used herein, includes statutes, rules and regulations thereunder or changes in the interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit if such Bank deems such cost to be material, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will promptly upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts (but without duplication for amounts paid pursuant to another provision of this Credit Agreement) as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         5.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due and the basis upon which such amounts were calculated, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         5.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing of a Eurodollar Rate Loan or conversion to a Eurodollar Rate Loan after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with
Section 2.6, or Section 2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

         5.11. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         5.12.  CERTAIN BANK OBLIGATIONS.

                  5.12.1. REPLACEMENT BANKS. Within thirty (30) days after (a) any Bank has demanded compensation from the Borrower pursuant to Sections 5.3.2, 5.7 or 5.8 hereof, or (b) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurodollar Rate Loan on any Drawdown Date, as described in Section 5.6 hereof (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"), the Borrower may request that the other Banks (the "Non-Affected Banks") acquire all, but not less than all, of the Affected Bank's outstanding Revolving Credit Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Borrower so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Revolving Credit Loans and to assume all or any portion of the Affected Bank's Commitment; provided, however, such Non-Affected Bank shall also be required to acquire and assume all or a like pro rata portion of such assignor's interests under the FIL Credit Agreement. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Revolving Credit Loans and Commitment and like interest and liabilities of the Affected Bank under the FIL Credit Agreement, the Borrower may designate a replacement bank or banks (which must be an Eligible Assignee), which must be reasonably satisfactory to the Agent, to acquire and assume that portion of the outstanding Revolving Credit Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks; provided, however, such assignee shall also be required to acquire and assume all or a like pro rata portion of such assignor's interests under the FIL Credit Agreement. The provisions of Section 18 hereof shall apply to all reallocations pursuant to this Section 5.12 (including, without limitation, the provisions pertaining to pro rata allocations with the FIL Credit Agreement), and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of Section 18 hereof, such Assignments and Acceptances and other instruments, as are required pursuant to Section 18 hereof to give effect to such reallocations; provided, however, the Borrower shall, or shall cause the assignee Bank, pay the registration fee set forth in Section 18.3. Any Non-Affected Banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of Section 18 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Revolving Credit Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date, including, without limitation, any amounts that would have been payable pursuant to Section 5.10 hereof in connection with a prepayment.

                  5.12.2. MITIGATION. If (a) any Bank shall request compensation under Section 5.7 or Section 5.8 hereof, (b) any Bank delivers a notice described in Section 5.6 or (c) the Borrower is required to pay any additional amount to any Bank, or any governmental authority on account of any Bank pursuant to Section 5.3 or Section 5.7, such Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be, to avoid or to minimize any amounts otherwise payable under Sections 5.3, 5.7 or 6.8 or enable it to withdraw a notice given pursuant to Section 5.6, in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage deemed by such Bank in its sole discretion to be significant. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such change.

                  5.12.3. FILING REQUIREMENTS. Upon the written request of the Borrower, each Bank shall, to the extent requested by the Borrower and to the fullest extent that it lawfully may do so, deliver to the Borrower and the Agent or file with the relevant taxing authority, such form, certification or other evidence, as required by applicable law or treaty, properly completed and duly executed by such Bank, establishing that a payment by such Borrower is (x) not subject to withholding tax under the law of such jurisdiction or (y) totally exempt from such withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty, and in any event not subject to any back-up withholding so long as the completion, execution or submission of such form, certification or other evidence would not materially prejudice the legal or commercial position of such Bank. The Borrower agrees to furnish to each Bank the applicable tax forms promptly upon request therefor. Notwithstanding anything to the contrary contained herein, such Bank will not be required to (a) disclose information which in its reasonable judgment it deems confidential or proprietary or (b) incur a disadvantage if such disadvantage would, in its reasonable judgment, be substantial in comparison to any additional amount otherwise payable the Borrower hereunder.

                     6. COLLATERAL SECURITY AND GUARANTIES.

         6.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

         6.2. GUARANTEES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guarantees. The obligations of the Guarantors under the Guarantees shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party.

         6.3. CHANGE OF STATUS. To the extent that any Excluded Subsidiary requests at any time after the Closing Date to become a Guarantor hereunder, such Person shall send a written notice of such request to the Agent. To the extent the Agent and the Majority Banks consent to such a request, and provided such Person delivers to the Agent an executed Guarantee, Security Agreement and further Security Documents or other instruments and documents as the Agent may require in order to grant to the Agent a first priority perfected security interest (or a comparable interest in the case of a security interest being taken outside of the United States of America) in such Person's inventory and Accounts Receivable (including after acquired) as shall be required by Section 6.2, together with legal opinions in form and substance reasonably satisfactory to the Agent, opining as to the authorization, validity and enforceability of such Guarantee and Security Document and the perfection of such security interests, such Person shall, after delivery of all such documents and instruments, cease being an Excluded Subsidiary hereunder and shall be a Guarantor hereunder. To the extent that in any relevant jurisdiction it is not possible or reasonably practical for the Agent to obtain such security (or comparable) interest solely in inventory and Accounts Receivable (including after acquired), or the rights or remedies of the Agent with respect to inventory or Accounts Receivable collateral (including after acquired) will be significantly impaired, without the Agent also obtaining a security (or comparable) interest in other assets of such Guarantor, the Security Documents or other instruments or documents shall include a security (or comparable) first priority interest in favor of the Agent in such other assets of such Guarantor, subject only to Permitted Liens.

         7. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Agent as follows:

         7.1.  CORPORATE AUTHORITY.

                  7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, (d) require any waivers, consents or approvals by any of such Person's creditors which have not been obtained, (e) do not require any consents or approvals by any of such Person's shareholders (except such as will be duly obtained on or prior to the date hereof and will be in full force and effect on and as of such dates) and (f) do not conflict with any provision of the corporate charter or bylaws (or similar charter and/or organization documents) of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

                  7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (including but not limited to the making by the Borrower of the borrowings contemplated by this Credit Agreement or the obtaining of the Letters of Credit) do not require the approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, or filing with, any governmental agency or authority of any jurisdiction or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdictions applicable to and binding on the Borrower or any Subsidiary, other than those set forth on Schedule 7.14 or those already obtained or, if not so obtained, could not reasonably be expected to have a Material Adverse Effect.

         7.3 TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3 hereto, the Borrower and its Subsidiaries own or lease all of the assets reflected in the consolidating balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business or in transactions permitted hereunder since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         7.4.  NO MATERIAL CHANGES, ETC; SOLVENCY

                  7.4.1. NO CHANGES. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidating balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than those disclosed in writing to the Agent prior to the date hereof or in any other financial statements provided to the Agent on or prior to the date hereof and other than changes in the ordinary course of business that have not had any Material Adverse Effect.

                  7.4.2. SOLVENCY. The Borrower and its Subsidiaries, on a consolidated basis, both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) are solvent, (b) have assets having a fair value in excess of their liabilities, (c) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (d) have, and expects to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         7.5. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         7.6. LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that could reasonably be expected to, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         7.7. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Materially Adverse Effect.

         7.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

         7.9. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         7.10. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing. The Borrower has no knowledge that any default has occurred and is continuing.

         7.11. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.12. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         7.13. PERFECTION OF SECURITY INTEREST. Except as disclosed to the Agent in writing on or prior to the Closing Date, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect (or establish a comparable interest in the case of Collateral located outside of the United States of America) the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses other than rights of setoff, claims, withholdings and other defenses arising in the ordinary course of business by purchasers of goods of the Borrower in the ordinary course of business. The Borrower or a Subsidiary of the Borrower party to one of the Security Agreements is the owner of the

Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         7.14. CERTAIN TRANSACTIONS. Except (a) as permitted by the FIL Credit Agreement (b) for except for transactions involving annual payments of not more than $500,000 in the aggregate, and (c) for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         7.15.  EMPLOYEE BENEFIT PLANS.

                  7.15.1. IN GENERAL. The Borrower and each of its Subsidiaries is in material compliance with any and all applicable laws, rules, and regulations governing pension plans and employee benefit plans, except where such noncompliance would not have a Material Adverse Effect. To the extent applicable for the Borrower or any Subsidiary, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. To the extent applicable, the Borrower has heretofore caused to be delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
         Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  7.15.2. TERMINABILITY OF WELFARE PLANS. To the extent applicable for the Borrower or any Subsidiary, no Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. The Borrower or such Subsidiary, as the case may be, may cause the termination of each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                  7.15.3. GUARANTEED PENSION PLANS. To the extent applicable, each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA (to the extent ERISA is applicable) did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.

                  7.15.4. MULTIEMPLOYER PLANS. To the extent applicable, neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         7.16. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans shall be used for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.17. ENVIRONMENTAL COMPLIANCE. Each of the Borrower and its Subsidiaries, to the extent applicable to such Person, has taken all necessary steps to investigate the past and present condition and usage of the Real Estate located in the United States of America and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Borrower, its Subsidiaries or any operator of such Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, as applicable or any applicable state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 7.17 attached hereto: (i) no portion of such Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on such Real Estate except in accordance with applicable Environmental Laws in all material respects or where such noncompliance would not have a Materially Adverse Effect; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or, to its knowledge, threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a Material Adverse Effect; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, have come to be located on, and which would have a Material Adverse Effect; and (v) in addition, any Hazardous Substances that have been generated on any of such Real Estate located in the United States of America have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) None of the Borrower and its Subsidiaries or any Real Estate located in the United States of America is subject to any applicable United States environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any United States or state governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, in each case, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

         7.18. SUBSIDIARIES, ETC. As of the date hereof, the only Subsidiaries of the Borrower are as set forth on Schedule 7.18 (a) hereto. In addition, as of the date hereof, the only Subsidiaries of any Subsidiary are as set forth on
Schedule 7.18 (b) hereto. Except as permitted by this Credit Agreement, neither the Borrower nor any Subsidiary of the Borrower is engaged in any material joint venture or partnership with any other Person.

         7.19. CHIEF EXECUTIVE OFFICES. As of the date hereof, the Borrower's chief executive office is at 2441 Lundy Avenue, San Jose, California 95131, at which location its books and records are kept.

         7.20. FISCAL YEAR. Each of the Borrower and its Subsidiaries has a fiscal year which is the twelve (12) months ending on March 31 of each year.

         7.21. NO AMENDMENTS TO CERTAIN DOCUMENTS. Except as disclosed to the Agent in writing on or prior to the date hereof, each of the representations and warranties made by the Borrower or any of its Subsidiaries in any of the Loan Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the date hereof, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the date hereof, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

         7.22. DISCLOSURE No representation or warranty made by the Borrower in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made; provided that no representation or warranty is made by the Borrower as to any budget (whether delivered to the Agent or any Bank prior to the Closing Date or pursuant to Section 8.4(f)) other than that such budgets have been prepared in good faith on the basis of assumptions and estimates that the Borrower believes to be reasonable.

         7.23. INSURANCE. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage as of the date hereof being more fully described on Schedule 7.23 hereto.

                    8. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in San Jose, California, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

         8.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves as required by generally accepted accounting principles and (c) at all times, engage Ernst & Young or a nationally recognized independent certified public accounting firm that is currently known as a "Big Six" accounting firm or by another independent certified public accountants as shall be satisfactory to the Agent, as their independent certified public accountants and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and the appointment to such capacity of a successor firm as shall be satisfactory to the Agent.

         8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than forty-five days after the end of each of the first three (3) fiscal quarters of the Borrower and not later than ninety (90) days after the end of the last fiscal quarter of the Borrower, a statement certified by the principal financial or accounting officer of FIL in substantially the form of Exhibit D hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing the computation of the Leverage Ratio and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (b) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission, or sent to the stockholders of the Borrower;

                  (c) within fifteen (15) days after the end of each calendar month, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent; and

                  (d) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

         8.5. NOTICES.

                  8.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default under this Credit Agreement) under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and such default either (a) relates to Indebtedness in an aggregate amount in excess of $1,000,000 or (b) could reasonably be expected to have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  8.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any United States federal, state or local environmental agency or any violation of any law, rule, regulation or order pertaining to any environmental matters in any jurisdiction outside of the United States, if such violation could reasonably be expected to have a Material Adverse Effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any United States federal, state or local environmental agency or board, that could reasonably be expected to have a Material Adverse Effect.

                  8.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses (other than rights of setoffs, claims, withholdings and other defenses arising in the ordinary course of business by purchasers of goods of the Borrower in the ordinary course of business) to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                  8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

         8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and, without the consent of the Agent, will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It
(a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 8.6 shall prevent the Borrower from dissolving, merging (to the extent permitted by the Loan Documents) or otherwise discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not have a Material Adverse Effect.

         8.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

         8.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  8.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. So long as no Default or Event of Default has occurred and is continuing, the Borrower shall only be required to pay the reasonable fees and expenses associated with one such inspection in any twelve month period.

                  8.9.2. APPRAISALS. If an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (b) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

                  8.9.3. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants, after notice to the Borrower, and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.3.

         8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws,
(c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments except, other than in the case of clause (b), where such noncompliance would not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government or any central bank or other fiscal or monetary authority shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         8.11. EMPLOYEE BENEFIT PLANS. To the extent applicable, the Borrower will (a) promptly upon the request of the Agent furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         8.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans solely for the working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

         8.13. FAIR LABOR STANDARDS ACT. The Borrower will, and will cause each of its Subsidiaries to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of the Borrower or any of its Subsidiaries are or will be produced by employees of (a) the Borrower or any of its Subsidiaries or
(b) to the best knowledge of the Borrower and each of its Subsidiaries, by employees of suppliers, who are, in each case, employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. Sections 206 and 207) or any regulations promulgated thereunder, in each case, as in effect from time to time.

         8.14. RECORDATION OF CORPORATE MORTGAGE. If (a) an Event of Default has occurred and is continuing or (b) at any time the Leverage Ratio as determined at any time during any period described in the table set forth below is greater than the ratio set forth opposite such period in such table, or (c) FIL has not received cash proceeds from the Subordinated Notes (as such term is defined in the FIL Credit Agreement) in an amount of not less than $100,000,000 (before giving effect to underwriting commissions and expenses) or received net cash proceeds from an equity issuance consummated after the Closing Date of not less than $35,000,000 within forty-five days following the Closing Date, the Agent shall be permitted to take all action necessary to perfect its security interest in all the assets of Flextronics Sweden, including but not limited to filing the Corporate Mortgage (or similar security agreement), which was executed and delivered by Flextronics Sweden on or about the Closing Date (with the Borrower hereby agreeing to pay all costs, fees, stamp taxes and any other amounts associated with such recording), and the Borrower shall take all action which the Agent shall request in order to perfect the Agent's security interest in all the assets of Flextronics Sweden, including but not limited to causing the Corporate Mortgage executed and delivered on or about the Closing Date to be recorded (to the extent the Agent elects not to take the action to so record) with the appropriate filing office (and paying all filing fees, stamp taxes or any other sums due and payable in order to perfect the Agent's security interest in all the assets of Flextronics Sweden) and causing

Flextronics Sweden, to execute and deliver on the date requested by the Agent a new Corporate Mortgage, as the case may be, in substantially the form as the Corporate Mortgage delivered to the Agent on or about the Closing Date.

--------------------------------------------------------------------------------

                                  PERIOD                             RATIO
                                  ------                             -----

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Closing Date - 9/30/97                          4.10:1.00
--------------------------------------------------------------------------------
                   12/31/97                                        3.60:1.00
--------------------------------------------------------------------------------
                   03/31/98                                        3.10:1.00
--------------------------------------------------------------------------------
                   06/30/98 - 09/30/98                             2.85:1.00
--------------------------------------------------------------------------------
                   any fiscal quarter thereafter                   2.60:1.00
--------------------------------------------------------------------------------


         8.15. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligations to issue, extend or renew any Letters of
Credit:

         9.1. DISTRIBUTIONS. The Borrower and its Subsidiaries will not make any Distributions; provided, however, the Borrower and its Subsidiaries shall be permitted to make Distributions to the FIL or to any other Guarantor.

         9.2. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate located in the United States of America or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of such Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of such Real Estate, (d) conduct any activity at such Real Estate or use such Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into such Real Estate or (e) otherwise conduct any activity at such Real Estate or use such Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law unless such violation would not have a Material Adverse Effect.

         9.3. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posing of security pursuant to Section 307 of ERISA or
         Section 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $500,000.

         9.4. CHANGE IN TERMS OF CAPITAL STOCK. The Borrower will not, and will not permit any of its Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock unless such change or amendment does not have a Materially Adverse Effect.

         9.5. FISCAL YEAR. Neither the Borrower nor any of its Subsidiaries will change the date of the end of their respective fiscal years from that set forth in Section 7.21 hereof.

         9.6. TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower or any of its Subsidiaries to any Affiliate unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or
(b) any other transaction, arrangement, contract with any of their other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         9.7. INCONSISTENT AGREEMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

         9.8. CHANGE IN NATURE OF BUSINESS. Neither the Borrower nor any of its Subsidiaries will make any material change in or addition to the nature of its business as carried on at the date hereof.

         9.9. CHARTER AMENDMENTS. Neither the Borrower nor any of its Subsidiaries will amend its certificate of incorporation or bylaws, or similar organizational documents, except in a manner which would not be reasonably likely to have any Material Adverse Effect.

         9.10. LIMITATIONS ON FOREIGN EXCHANGE ARRANGEMENTS. The Borrower will not and will not permit any of its Subsidiary to enter into any interest rate hedging or risk protection arrangements, foreign exchange risk protection arrangements, or currency risk protection arrangements which are not in the ordinary course of business or are for speculative purposes.

                             10. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         10.1. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         10.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         10.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         10.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of the Guarantors executing any Loan Document an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Guarantor, each of the Loan Documents to which the Borrower or such Guarantor is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         10.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         10.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and the Guarantors a completed and fully executed Perfection Certificate and the results of UCC searches and other lien searches with respect to the Collateral, indicating no liens other than Permitted Liens or liens being discharged in connection with this transaction so long as the Agent has received evidence satisfactory to it that the holder of each such lien is prepared and obligated to discharge such lien on the Closing Date and otherwise in form and substance satisfactory to the Agent.

         10.7. CERTIFICATES OF INSURANCE. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         10.8. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries, taken as a whole, following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         10.9. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

                  (a) Fenwick & West, counsel to the Borrower and its Subsidiaries;

                  (b) Debevoise & Plimpton, New York counsel to the Borrower and its Subsidiaries; and

                  (c) local counsel opinions with respect to the Security Documents and other matters involving the laws in Singapore, Sweden, Mexico, the United Kingdom, Hong Kong and Malaysia.

         10.10. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the fees provided for in Sections 5.1 and 5.2.

         10.11. PAYOFF LETTER. The Agent shall have received a payoff letter from The First National Bank of Boston, as Facility Agent (in such capacity, the "Facility Agent'), indicating the amount of the loan and other obligations of FIL and the Borrower to FNBB and the lenders party to that certain Revolving Credit Facility Agreement dated June 13, 1996 (the "Prior Loan Agreement") to be discharged on the Closing Date and an acknowledgment by the Facility Agent that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of The First National Bank of Boston, as Security Agent under the Prior Loan Agreement.

         10.12. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Revolving Credit Loans, in an amount equal to the aggregate obligations of the Borrower pursuant to the Prior Loan Agreement, are to be paid to the lenders thereunder.

         10.13. BORROWING BASE REPORT. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of the Closing Date, which Borrowing Base Report shall be based on the information contained in a balance sheet delivered to the Agent on the Closing Date.

         10.14. CONSENTS AND APPROVALS. The Agent shall have received evidence that there shall have been obtained and shall be in full force and effect all consents and approvals necessary to complete the transactions contemplated hereby, including but not limited to the consent of the Vendors permitting the pledge to the Agent for the benefit of the Agent and the Banks of the capital stock of Astron Group Limited and Astron Technologies Limited.

                        11. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Revolving Credit Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         11.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Revolving Credit Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         11.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         11.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         11.5. EXCHANGE LIMITATIONS. There exists no reason whatsoever, including without limitation, by reason of the application of any so-called "currency exchange" laws, rules or regulations (as in effect at the time of any proposed borrowings hereunder) which could reasonably be expected to interfere with the Borrower satisfying any of its Obligations hereunder in full at such time as such Obligations become due and payable pursuant to the terms hereof.

         11.6. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 8.4(e) and, if requested by the Agent, an updated Borrowing Base Report dated within five (5) days of the Drawdown Date of such Revolving Credit Loan or the date of issuance, extension or renewal of such Letter of Credit.

                    12. EVENTS OF DEFAULT; ACCELERATION; ETC.

         12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Revolving Credit Loans, the Commitment Fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment within three (3) Business Days of when the same shall become due and payable;

                  (c) the Borrower shall fail to comply with any of its covenants contained in Section 8.1, 8.3, 8.4, 8.5.1, 8.5.4, 8.12, 8.14
         - 8.17 , or 9;

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 12.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

                  (e) any representation or warranty of the Borrower, any Guarantor or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) the Borrower, any Guarantor or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, any Guarantor or any of their Subsidiaries or of any substantial part of the assets of the Borrower, any Guarantor or any of their Subsidiaries or shall commence any case or other proceeding relating to the Borrower, any Guarantor or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower, any Guarantor or any of their Subsidiaries and the Borrower, any Guarantor or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, any Guarantor or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (j) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (k) (i) except for directors' qualifying shares in jurisdictions where such qualifying shares are required, (i) FIL shall at any time, legally or beneficially own less than one hundred percent of the capital stock of the Borrower, Flextronics Holdings UK Limited, Flextronics Singapore, Flextronics de Mexico, S.A. de C.V., Flextronics Manufacturing (HK) Ltd., Astron Technologies Ltd. or Flextronics International (UK) Limited; or (ii) Flextronics Holdings UK Limited shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Holdings; or (iii) Flextronics Holdings shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Sweden; or (iv) until the date of its liquidation by FIUI, FIUI shall at any time legally or beneficially own less than one hundred percent of the capital stock of Flex Asia (UK) Limited; or (v) Flextronics Singapore shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Computer (Shekou) Ltd., Flextronics Industrial (Shenshen) Co. Ltd., Flextronics Malaysia Sdn Bhd and Flex International Marketing (L) Ltd.; or (vi) Flextronics Manufacturing (HK) Ltd. shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Astron Group Ltd.; or (vi) Astron Group Ltd. shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Zhuhai Daomen Chao Yi Technology Co. Ltd; or (vii) Astron Group Ltd. shall at any time, legally or beneficially own less than 95% of the capital stock of Zhuhai Daomen Chao Yi Electronics Co. Ltd.;

                  (l) any default or event of default occurs under the FIL Guaranty; or

                  (m) Flextronics Sweden or Flextronics Holdings takes any actions to repay any intercompany Indebtedness if such a repayment would in any manner impair the value of the Guarantee executed and delivered by such Person.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         12.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 12.1(g) or Section 12.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         12.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to Section 12.1, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         12.4. CURRENCY CONVERSION. If, for the purposes of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement or the other Loan Documents in Dollars (hereinafter in this Section 12.4 called the "first currency") into any other currency (hereinafter in this Section 12.4 called the "second currency"), then the conversion shall be made at the Agent's spot rate of exchange (as conclusively determined by the Agent) for buying the first currency with the second currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or, as the case may be, the order is made. Any payment made to the Agent pursuant to this Credit Agreement or the other Loan Documents in the second currency shall constitute a discharge of the obligations of the Borrower to pay to the Agent and the Banks any amount originally due to the Agent and the Banks in the first currency under the Loan Documents only to the extent of the amount of the first currency which the Agent is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Agent and the Banks in the first currency under the Loan Documents, the Borrower hereby agrees to indemnify the Agent and the Banks against and save the Agent and the Banks harmless from any shortfall so arising. This indemnity shall constitute an obligation of the Borrower separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent and the Banks under this Credit Agreement or under any such judgment or order and shall be secured by the Collateral. Any such shortfall shall be deemed to constitute a loss suffered by the Agent and the Banks and the Borrower shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this Section 12.4 shall survive the payment in full of all of the other obligations of the Borrower under this Credit Agreement.

         12.5. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, pro rata between the FIL Obligations guaranteed by the Borrower and the Obligations and in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such obligations shall be made (i) pro rata between the FIL Obligations guaranteed by the Borrower and the Obligations; (ii) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 5.2 and all other Obligations and (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   13. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 14. THE AGENT.

         14.1. AUTHORIZATION.

                  (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees, agents or affiliates and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers, employees, affiliates nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         14.5. PAYMENTS.

                  14.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  14.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  14.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         14.6. HOLDERS OF REVOLVING CREDIT NOTES. The Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         14.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         14.8. AGENT AS BANK. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

         14.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 14.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                  15. EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) subject to Sections 5.12 and
18.8 hereof, any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income and without duplication for any taxes already paid pursuant to Section 5.3) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation (with the Borrower's obligation to pay such expenses relating to interpretation being subject, only prior to the occurrence and continuation of a Default or Event of Default, to having received notice of the Agent's intention to consult with counsel) of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) without duplication for the fees set forth and paid pursuant to the Fee Letter, the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent or its affiliates, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent or its affiliates in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries; provided however, in connection with any litigation by the Borrower against any Bank or the Agent, to the extent a court of competent jurisdiction issues a final, unappealable judgment in such litigation against the Bank or the Agent, as the case may be, the Agent or such Bank, as the case may be, shall reimburse the Borrower for any expenses paid by the Borrower to the Agent or such Bank, as the case may be, in connection with such litigation, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings and (g) all reasonable fees, expenses and disbursements of the Agent or its affiliates in connection with syndication of the Credit Agreement. The covenants of this Section 15 shall survive payment or satisfaction of all other Obligations.

                              16. INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding unless, in any such case, losses or liabilities resulted solely from the gross negligence or willful misconduct of the party seeking to be indemnified. In litigation, or the preparation therefor, the Banks, the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 16 shall survive payment or satisfaction in full of all other Obligations.

                         17. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All factual statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        18. ASSIGNMENT AND PARTICIPATION.

         18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a minimum amount of $5,000,000 (or such lesser amount if it is the assignors entire Commitment), (d) any Assignor making an assignment hereunder shall, simultaneously with making any assignment hereunder, also assign to the Eligible Assignee a pro rata portion of such assignor's interests, rights and obligations under the FIL Credit Agreement, and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment and the Security Trust Deed. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.3, be released from its obligations under this Credit Agreement.

         18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         18.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,000.

         18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

         18.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         18.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         18.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 12.1 or Section 12.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 12.1 or Section 12.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans to the extent of such participation.

         18.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 15 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes and comply with any applicable requests under Section 5.12. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         18.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                19. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 2441 Lundy Avenue, San Jose, California 95131, Attention: Senior Vice President - Finance and Administration, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: High Technology Division, with a copy to 435 Tasso Street, Suite 250, Palo Alto, California 94301,
         Attention: Lee A. Merkle, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               20. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE

NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  21. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                22. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           23. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 25.

                            24. WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     25. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this

Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Revolving Credit Notes (other than interest accruing pursuant to Section 5.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Revolving Credit Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                26. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                              27. CONFIDENTIALITY.

         The Agent and each Bank agrees to exercise reasonable efforts to keep any confidential information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by the Agent, its affiliates or such Bank or its affiliates, including legal counsel, who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent the Agent or any Bank or any of their respective affiliates from disclosing such information (a) to any replacement Agent or other Bank or their respective affiliates, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Bank or such affiliate, (d) which has been publicly disclosed by or on behalf of the Borrower, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective affiliates may be a party, (f) to the extent reasonably required in connection with any audits or accountings and (g) to any actual or proposed participant, assignee or other transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 26; provided, that, should disclosure of any such confidential information be required by virtue of the foregoing clauses (b), (c) or (e), the party making such disclosure shall promptly notify the Borrower as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, neither the Agent nor any Bank shall be required to violate directive to disclose any such information so as to allow the Borrower to effect any such action.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        FLEXTRONICS INTERNATIONAL USA, INC.



                                        By: /s/ MICHAEL E. MARKS
                                           -------------------------------------
                                            Name:  Michael E. Marks
                                            Title: Chief Executive Officer

                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        individually and as Agent



                                        By: /s/ LEE A. MERKLE
                                           -------------------------------------
                                            Name:  Lee A. Merkle
                                            Vice President

                             FIUI REVOLVING CREDIT
                              AGREEMENT SCHEDULES

                                   SCHEDULE 1

                               BANKS' COMMITMENTS

--------------------------------------------------------------------------------
                                                          Commitment
                                                    Percentage of Revolving
                                Revolving Credit        Credit Loans and
Bank                            Loan Commitment         Letters of Credit
--------------------------------------------------------------------------------
The First National
  Bank of Boston..............  $20,000,000                     100%

Domestic Lending Office:
100 Federal Street
Boston, MA 02110
Attn: High Technology Division

Eurodollar Lending Office: Same
--------------------------------------------------------------------------------
        Totals:                 $20,000,000                     100%
================================================================================

                                  Schedule 7.3
                                 Existing Liens


Attached is a list of all capital leases of FIUI.  [Omitted]

                                 Schedule 7.14
                              Government Approvals

Except as otherwise disclosed to the Agent in writing, none.

                                 Schedule 7.17
                              Environmental Matters

None.

                                Schedule 7.18(a)
                                  Subsidiaries


Flex Asia (UK) Ltd. (100%)
Flextronics de Mexico, S.A. de C.V. (1%)

                                  Schedule 7.23
                                    Insurance



See attached schedule of insurance policies held by FIUI.

                               FLEXTRONICS, ETAL
                  EVIDENCE OF PROPERTY AND CASUALTY INSURANCE
                                 MARCH 27, 1997

                                           POLICIES ISSUED IN THE USA

                           FLEXTRONICS TECHNOLOGY, A DIVISION OF FLEXTRONICS INTERNATIONAL USA, INC.

POLICY          COVERAGES                                    LIMITS  DEDUCTIBLE            INSURER          NUMBER
------          ---------                                    ------  ----------            -------          ------
Property        Blanket Bldgs.                            2,911,000       5,000   Federal Ins. Co.        35373062
                  2241 Lundy Ave.
                  1971 N. Capitol Ave.
                  San Jose, CA

                Business Personal                        39,318,000       5,000
                Property - Blanket USA
                Locations

                Business Income - Blanket                40,149,000       5,000
                USA Locations

                Accounts Receivable                                       5,000
                  2241 Lundy Avenue                      11,000,000
                  1971 Capitol Avenue                     2,900,000

                Valuable Papers                             100,000       5,000
                                                       Ea. Location

                Domestic Transit                            300,000       5,000
                                                          Ea. Claim
                Energy Systems (Boiler and Machinery)  Policy Limit
                  Property                                                5,000
                  Business Interruption                            24 hr. waiting
                                                                   period + ded.




                                       1
Flextronics                                                            4/4/97

POLICY          COVERAGES                                       LIMITS  DEDUCTIBLE           INSURER           NUMBER
------          ---------                                       ------  ----------           -------           ------
Domestic        Bodily Injury and Property Damage            1,000,000
General         Personal & Advertising Injury                1,000,000
Liability       Fire Legal Liability                          Included
                  General Aggregate                          2,000,000
                  Products/Completed Operations/Aggregate    1,000,000

Business        Bodily Injury and Property - Ea. Accident    1,000,000  Federal Ins. Co.    73168484
Automobile      Medical Payments - Ea Person                     5,000
                Uninsured Motorists                          1,000,000
                Comprehensive                               $1000 Ded.
                Collision                                   $1000 Ded.




                                       2
Flextronics                                                            4/4/97

                                                                       EXHIBIT A

                          FORM OF BORROWING BASE REPORT

                               __________ __, 199_



To Each of the Banks Referred to Below
c/o The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

         Reference is made to the Revolving Credit Agreement, dated as of March 27, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the undersigned, the lending institutions listed on the signature pages thereof and such other lending institutions as may become parties thereto from time to time in accordance with the provisions thereof (the "Banks") and The First National Bank of Boston, as agent for the Banks (the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as therein.

         The undersigned hereby certifies as follows: (a) the information furnished in the materials attached hereto was true, correct and complete as at the last day of the calendar month immediately preceding the date of this certificate; (b) as of the date hereof, there exists no Default or Event of Default; and (c) the representations and warranties contained in Section 8 of the Credit Agreement were correct when made and are correct at and as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate on behalf of Flextronics International USA, Inc. as of the date first written above.

                                     FLEXTRONICS INTERNATIONAL USA, INC.


                                     By:______________________________
                                        Title:

                            BORROWING BASE WORKSHEET

                       FLEXTRONICS INTERNATIONAL USA, INC.

                              As of___________ 19__



1.       Eligible Accounts Receivable:               $___________________

                  (a)  Multiplied by 0.70                   $___________________


2.       Eligible Inventory:                         $___________________

                  (a)  Multiplied by .20                    $___________________

3.       Total Borrowing Base Availability

         a.       Item 1(a) plus Item 2(a)           $___________________

         b.       Total FIL Outstanding              $___________________

         c.       Total Available
                  Item 3(a) minus Item 3(b)                 $___________________

4.       FIUI Borrowing Base Availability:
         lesser of (i) $20,000,000 and (ii) Item 3(c)       $___________________


5.       a.       FIUI Revolving Credit Loans
                  Outstanding                        $___________________

         b.       Maximum Drawing Amount
                  of all FIUI Letters of Credit
                  outstanding                        $___________________

         c.       Total Outstanding
                  Item 5(a) plus Item 5(b)           $___________________


6.       Availability:     Item 4 minus Item 5(c)           $___________________

                                                                       EXHIBIT B


                          FORM OF REVOLVING CREDIT NOTE

$_______________                                            as of March 27, 1997

         FOR VALUE RECEIVED, the undersigned FLEXTRONICS INTERNATIONAL USA, INC., a California corporation (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER], (the "Bank") at the Agent's Head Office (as such term is defined in the Credit Agreement referred to below):

                  (a) prior to or on the Revolving Credit Loan Maturity Date the principal amount of [INSERT COMMITMENT AMOUNT] DOLLARS ($_______________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of March 27, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and the other lending institutions which are or may become parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

         [Corporate Seal]


                                            FLEXTRONICS INTERNATIONAL USA, INC.



                                            By:  _______________________________
                                                  Title:

                                                                       EXHIBIT C

                                     FORM OF
                                  LOAN REQUEST

                         FLEXTRONICS INTERNATIONAL LTD.
                                [INSERT ADDRESS]



                            [Insert Date of Request]


The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts  02110

Attention: [___________________________]


         Re: [LOAN] [CONVERSION] REQUEST UNDER REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF MARCH 27, 1997

Ladies and Gentlemen:

         Reference is made to the Revolving Credit and Term Loan Agreement dated as of March 27, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the undersigned, the Banks named therein and The First National Bank of Boston, as agent for itself and the other Banks. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         [Pursuant to Section [2.6] of the Credit Agreement, we hereby request that a Revolving Credit Loan in the amount of $_____ be made on ______, ____, that such Revolving Credit Loan be [a Base Rate Loan] [a Eurodollar Rate Loan with an Interest Period of [1][2][3][6] months. [Pursuant to Section [4] of the Credit Agreement, we hereby request that the Term Loan be made on March 27, 1997 and that the Term Loan be a Base Rate Loan.]* This Loan Request constitutes a certification that the conditions precedent set forth in [Section [12] and]**Section [13] of the Credit Agreement to the making of the Loans requested hereby have been satisfied as of the date hereof.]

         [Pursuant to Section [2.7] of the Credit Agreement, we hereby request that Revolving Credit Loans in an amount of $_________ which are currently [Base][Eurodollar] Rate Loans be converted to [Base Rate Loans] [Eurodollar Rate Loans with an Interest Period of [1][2][3][6] months on ____________ ___, ____.]

         [Pursuant to Section [4.1.4(b)] of the Credit Agreement, we hereby request that [a portion of] the Term Loan in an amount of $___ which is currently a [Base][Eurodollar] Rate Loan be converted to a [Base Rate Loan] [Eurodollar Rate Loan] on ______ __, ____.]

                  [Insert appropriate disbursement instructions.]*

         We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.


                                            Very truly yours,

                                            FLEXTRONICS INTERNATIONAL LTD.


                                            By:  _______________________________
                                            Title:  ____________________________


*denotes language to be included only in the request for the Term Loan to be funded on the Closing Date.

                                                                       EXHIBIT D

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                     [Date]


The First National Bank of Boston, as Agent
   and the Banks referred to below
100 Federal Street
Boston, MA  02110

Ladies and Gentlemen:

         Reference is hereby made to that certain Revolving Credit Agreement dated as of March 27, 1997, (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement") among Flextronics International USA, Inc., a California corporation (the "Borrower"), The First National Bank of Boston and the other lending institutions which are, or may in the future become, parties to the Credit Agreement (collectively, the "Banks") and The First National Bank of Boston as agent for the Banks (the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as in the Credit Agreement.

         This is a certificate delivered pursuant to Section 8.4(a) of the Credit Agreement with respect to calculations of certain components of the criteria for determining the Applicable Margin. This certificate has been duly executed by the principal financial or accounting officer of the undersigned.

         To the best of the knowledge and belief of the undersigned: (a) each of the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of any changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date);
(b) attached hereto as Appendix I and set forth in reasonable detail are computations evidencing compliance with the covenants contained in the FIL Guaranty as of the date and for the applicable period to which the financial statements delivered herewith relate as well as calculations relating to the Leverage Ratio component of the Applicable Margin criteria as of the date and for the applicable period to which the financial statements delivered herewith relate; (c) the information furnished in the calculations attached hereto was true, accurate, correct, and complete as of the last day of such period and for such applicable period, as the case may be, subject to normal year end adjustments; and (d) as of the date hereof, no Default or Event of Default has occurred or is continuing.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as an instrument under seal as of the date first written above.

                                          FLEXTRONICS INTERNATIONAL USA, INC.



                                          By:  _________________________________
                                               Title:

                                                                       EXHIBIT E

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                         Dated as of __________, ______

         Reference is made to the Revolving Credit Agreement, dated as of March 27, 1997 (as from time to time amended and in effect, the "Credit Agreement"), by and among FLEXTRONICS INTERNATIONAL USA, INC., a California corporation (the "Borrower"), the lending institutions referred to therein as Banks (collectively, the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         _________________________________ (the "Assignor") and
_________________________________ (the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $________________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ________% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance,
(ii) as of the date hereof, its Commitment is $________________, its Commitment Percentage is ________%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $________________ and the aggregate amount of its Letter of Credit Participations equals $________________ (in each case before giving effect to the assignment contemplated hereby or to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Revolving Credit Not delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note for new Revolving Credit Notes payable to the Assignor and the Assignee as follows:

Notes Payable to                    Amount of Revolving
 the Order of:                          Credit Note
----------------                    -------------------
Assignor                             $
                                      ----------------
Assignee                             $
                                      ----------------

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and
(g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 16 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                      [ASSIGNOR]

                                      By: _________________________________
                                          Title:

                                      [ASSIGNEE]

                                      By: _________________________________
                                          Title:


CONSENTED TO:

FLEXTRONICS INTERNATIONAL USA, INC.



By: _________________________________
     Title:


THE FIRST NATIONAL BANK OF BOSTON, as Agent



By: _________________________________
     Title: